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                                                                    EXHIBIT 10.2

                      SECOND AMENDMENT TO CREDIT AGREEMENT



         This Second Amendment, dated as of June 30, 2005 (this "Amendment") to Credit Agreement dated as of November 26, 2002, as previously amended as of August 12, 2004 and September 30, 2004 (the "Credit Agreement") is made by and between NCOP Capital, Inc., a Nevada corporation (the "Borrower") and CFSC Capital Corp. XXXIV, a Delaware corporation (the "Lender").

                                    RECITALS
                                    --------

         A. The Borrower and the Lender are parties to the Credit Agreement, pursuant to which the Lender has provided and may from time to time in the future provide the Borrower with financing for the purchase of pools of assets, which assets include consumer finance receivables.

         B. The Borrower has requested loans for the purchase of certain U.S.-based consumer portfolios with a purchase price equal to or greater than $4,000,000 on terms different from those set forth in the Credit Agreement.

         C. The Lender is willing to provide such loans for such additional portfolios on the terms set forth in the Credit Agreement as amended by this Amendment.

         Accordingly, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Definitions. Unless otherwise specifically defined herein or as modified below, capitalized terms used in this Amendment and defined in the Credit Agreement shall have the meanings assigned to such terms in the Credit Agreement.

         2. Amendments to Credit Agreement. The Borrower and the Lender agree that the Credit Agreement is hereby amended as follows:

                  (a) The definition of "Asset Pool Equity Contribution" is hereby deleted and restated in its entirety to read:

                           "Asset Pool Equity Contribution" shall mean, with respect to each Asset Pool (or the applicable portion of an Asset Pool in connection with a Forward Flow Purchase Agreement), that portion of the Total Cost of an Asset Pool (or the applicable portion of an Asset Pool in connection with a Forward Flow Purchase Agreement) not funded with the proceeds of a Loan, which, unless otherwise approved by the Lender in an Approved Borrowing Request, shall be (i) ten percent (10%) of such Total Cost in the case of an Asset Pool (or portion thereof) funded with the proceeds of a Pre-Amendment Loan and (ii) thirty percent (30%) of such Total Cost in the case of an Asset Pool (or portion thereof) funded with the proceeds of a Post-Amendment Loan."




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                  (b)      The definition of "Asset Pool Shortfall Amount" is
                           hereby deleted and restated in its entirety to read:

                           "Asset Pool Shortfall Amount" shall mean either the Pre-Amendment Asset Pool Shortfall Amount or the Post-Amendment Asset Pool Shortfall Amount, as the context may require."

                  (c) Clause (a) of the definition of "Change of Control" is hereby deleted and restated in its entirety to read:

                           "(a) any event circumstance or occurrence that results in (i) the Parent holding and owning, directly or indirectly, less than one hundred percent (100%) of the issued and outstanding equity interests in the Borrower, free and clear of all liens, security interests and other encumbrances; or (ii) NCO Group, Inc. holding and owning, directly or indirectly, less than fifty percent (50%) of the issued and outstanding equity interests in either the Parent or the Servicer;"

                  (d) The definition of "Exclusivity Agreement" is hereby deleted and restated in its entirety to read:

                           "Exclusivity Agreement" shall mean that certain Amended and Restated Exclusivity Agreement, dated as of June 30, 2005 among the Lender, the Borrower, NCOP Lakes, NCO Capital I, the Servicer, and certain other related parties as therein described, as to the Lender's exclusive right to finance Assets acquired by such parties and other Affiliated Parties as described therein.

                  (e) The definition of "Floating Rate" is hereby deleted and restated in its entirety to read:


                           "Floating Rate" shall mean, with respect to a Pre-Amendment Loan, an annual rate of interest equal to the Base Rate plus three and one-quarter percent (3.25%) and, with respect to a Post-Amendment Loan, an annual rate of interest equal to LIBOR plus two and one-half percent (2.50%)."

                           For avoidance of doubt, the Floating Rate applicable to a Post-Amendment Loan shall be adjusted on the first day of each interest period.

                  (f) The definition of "Funding Termination Date" is hereby deleted and restated in its entirety to read:





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                           "Funding Termination Date" shall mean (i) the earlier
                           of (a) June 30, 2009, or (b) the date the Lender demands payment of the Obligations pursuant to
                           Section 8.2, or (ii) the date upon which the Lender delivers a written declaration to the Borrower that it will no longer consider Borrowing Requests as a result of a Change of Control, or (iii) the date upon which the Lender delivers a written declaration to the Borrower that it will no longer consider
                           Borrowing Requests pursuant to Section 8.2.

                  (g) The definition of "NCOP Lakes Credit Agreement" is hereby deleted and restated in its entirety to read:

                           "NCOP Lakes Credit Agreement" shall mean that certain credit agreement by and between NCOP Lakes and the Lender dated as of August 19, 2002 and amended as of March 31, 2005.

                  (h) Twelve new definitions shall be added to Section 1.1 of the Credit Agreement, to read as follows:

                           "Affiliated Parties" shall have the meaning set forth in the Exclusivity Agreement.

                           "Affiliated Party Asset Pool" shall mean an Asset Pool financed under (and as defined in) an Affiliated Party Credit Agreement.

                           "Affiliated Party Credit Agreements" shall mean, collectively, the NCOP Lakes Credit Agreement, the NCO Capital I Credit Agreement and each other credit agreement entered into by and between the Lender and an Affiliated Party from time to time.

                           "Affiliated Party Pre-Amendment Loans" shall mean all Loans made under (and as defined in) an Affiliated Party Credit Agreement to fund an Affiliated Party's acquisition of an Affiliated Party Asset Pool, which Loans have been requested prior to June 30, 2005.

                           "Affiliated Party Post-Amendment Loans" shall mean all Loans made under (and as defined in) an Affiliated Party Credit Agreement to fund an Affiliated Party's acquisition of an Affiliated Party Asset Pool, which Loans have been requested subsequent to June 30, 2005."

                           "LIBOR" shall mean, with respect to any interest period, the rate per annum, on the date of rate determination, as shown on Telerate Page 3750 or any successor page as the composite offered rate for London Interbank deposits for one month (or three months, at the sole discretion of the Borrower) as shown under the heading "USD" as of 11:00 a.m. London time on the date of rate determination; provided that, in the event no such rate is shown, LIBOR shall be the rate per annum (rounded upwards, if necessary, to the nearest 1/16th of one percent) based on the




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                           rates at which Dollar deposits for one month (or
                           three months, at the sole discretion of the Borrower) are displayed on the Reuters Screen as of 11:00 a.m. London time on the date of rate determination (it being understood that if at least two such rates appear on such page, the rate will be the arithmetic mean of such displayed rates); provided further that, in the event fewer than two such rates are displayed, or if no such rate is relevant, LIBOR shall be the rate per annum equal to the average of the rates at which deposits in Dollars are offered at approximately 11:00 a.m. London time on the date of rate determination to prime banks in the London interbank market for a one-month period (or three-month period, at the sole discretion of the Borrower).

                           "NCO Capital I" shall mean NCO Capital I, LLC, a Nevada limited liability company and an Affiliated Party to the Borrower.

                           "NCO Capital I Credit Agreement" shall mean that certain credit agreement by and between NCO Capital I and the Lender dated as of March 31, 2005.

                           "Pre-Amendment Asset Pool Shortfall Amount" shall have the meaning set forth in Section 2.9.

                           "Pre-Amendment Loans" shall mean all Loans made hereunder by the Lender to fund the Borrower's acquisition of an Asset Pool, which Loans have been requested pursuant to a Borrowing Request prior to June 30, 2005.

                           "Post-Amendment Asset Pool Shortfall Amount" shall have the meaning set forth in Section 2.10.

                           "Post-Amendment Loans" shall mean all Loans made hereunder by the Lender to fund the Borrower's acquisition of an Asset Pool, which Loan have been requested pursuant to a Borrowing Request subsequent to June 30, 2005.

                  (i) The first sentence of Section 2.1(a) is hereby deleted and restated in its entirety to read:

                           "(a) REQUESTS FOR BORROWING. From time to time during the period from the date hereof to and including the Funding Termination Date, the Borrower may present to the Lender written information describing a particular Asset Pool (i) with respect to which the Borrower intends to submit an offer to purchase and
                           (ii) requesting that the Lender make a Loan to the Borrower to finance, with respect to Pre-Amendment Loans, up to ninety percent (90%) of the Total Cost of such Asset Pool and, with respect to Post-Amendment Loans, up to seventy percent (70%) of the Total Cost of such Asset Pool; provided, however, that the Lender may, in its sole and absolute discretion, agree to increase such percentages on a transaction-by-transaction basis."





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                  (j)      The second sentence of Section 2.1(b) is hereby
                           deleted and restated in its entirety to read:

                           "An Accepted Borrowing Request delivered to the Borrower by the Lender shall constitute the Lender's commitment, subject to satisfaction of all applicable terms and conditions of this Agreement, to make a Loan to the Borrower to fund, with respect to Pre-Amendment Loans, up to ninety percent (90%) of the Total Cost of the Asset Pool and, with respect to Post-Amendment Loans, up to seventy percent (70%) of the Total Cost of the Asset Pool, as set forth in such Accepted Borrowing Request; provided, however, that the Lender may, in its sole and absolute discretion, agree to increase such percentages on a transaction-by-transaction basis and, provided further, that the Lender's commitment to make a Loan to the Borrower to finance the purchase of an Asset Pool shall not constitute a revolving commitment and the Borrower shall have no right to reborrow any amounts repaid to the Lender pursuant to an Accepted Borrowing Request."

                  (k) The fifth sentence of Section 2.1(c) is hereby deleted and restated in its entirety to read:

                           "The Lender shall accept or reject a Borrowing Request related to a period of twelve (12) months (or such shorter period as the Lender shall agree to in writing) under a Forward Flow Purchase Agreement in accordance with the provisions of Section 2.1(a) and
                           (b); provided, however, an Accepted Borrowing Request related to a Forward Flow Purchase Agreement shall only constitute the Lender's commitment to make a Loan to fund, with respect to Pre-Amendment Loans, up to ninety percent (90%) of the Total Cost of the Asset Pool being purchased under such Forward Flow Purchase Agreement and, with respect to Post-Amendment Loans, up to seventy percent (70%) of the Total Cost of the Asset Pool being purchased under such Forward Flow Purchase Agreement (provided, however, that the Lender may, in its sole and absolute discretion, agree to increase such percentages on a transaction-by-transaction basis), in either case for such period of twelve (12) months (or such shorter period as the Lender shall agree to in writing) as estimated by the Borrower in the Accepted Borrowing Request related to such Forward Flow Purchase Agreement."

                  (l) Subsections 2.8(g), (j) and (k) are hereby deleted and restated in their entirety to read:

                           "(g) SEVENTH, to the Lender, subject to Sections 2.9 and 2.10 hereof, an amount equal to any Asset Pool Shortfall Amount then outstanding, for application to payment of such Asset Pool Shortfall Amount;"





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                           "(j) TENTH, to the Lender, with respect to
                           Pre-Amendment Loans, its Contingent Payment for such Asset Pool and, with respect to Post-Amendment Loans, a residual payment equal to twenty-eight percent (28%) of all remaining Asset Pool Proceeds for such Asset Pool; provided, however, that the Lender may, in its sole and absolute discretion, agree to decrease such percentage on a transaction-by-transaction basis; and"

                           "(k) ELEVENTH, to the Borrower, with respect to Pre-Amendment Loans, the remainder of Asset Pool Proceeds available with respect an Asset Pool after the Lender has received its Contingent Payment therefor and, with respect to Post-Amendment Loans, a residual payment equal to seventy-two percent (72%) of all remaining Asset Pool Proceeds for such Asset Pool; provided, however, that the Lender may, in its sole and absolute discretion, agree to increase such percentage on a transaction-by-transaction basis."

                  (m) Section 2.9 is hereby deleted and restated in its entirety to read:

                           "Section 2.9 Asset Pool Shortfalls for Pre-Amendment Loans. If (a)(i) as of any date on or after six (6) months following the Borrowing Date with respect to an Asset Pool acquired by means of a Pre-Amendment Loan, the Asset Pool Proceeds received through such date with respect to such Asset Pool are less than eighty percent (80%) of the projected Asset Pool Proceeds to be received through such date (as set forth in the bid package submitted by the Borrower as part of the Borrowing Request for such Asset Pool), and the Lender determines that, in its reasonable judgment, the remaining Asset Pool Proceeds projected to be received and applied to the related Loan will be insufficient to repay the related Loan and all accrued interest thereon at the applicable Loan Maturity Date or (ii) as of any date, an Event of Default has occurred and is continuing (other than an Event of Default solely in respect of a Post-Amendment Loan), or (b) in connection with any Affiliated Party Credit Agreement (i) as of any date on or after six (6) months following the Borrowing Date under (and as defined in) such Affiliated Party Credit Agreement with respect to an Affiliated Party Asset Pool financed by means of an Affiliated Party Pre-Amendment Loan, the Asset Pool Proceeds (as defined therein) received through such date with respect to such Affiliated Party Asset Pool are less than eighty percent (80%) of the projected Asset Pool Proceeds (as defined therein) to be received through such date (as set forth in the bid package submitted by the applicable Affiliated Party as a part of the Borrowing Request under (and as defined in) such Affiliated Party Credit Agreement for such Affiliated Party Asset Pool) and the Lender determines that, in its reasonable judgment, the remaining Asset Pool Proceeds (as defined therein) projected to be received and applied to such Affiliated Party Pre-Amendment Loan will be insufficient to repay such Affiliated Party Pre-Amendment Loan and all accrued



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                           interest thereon on the applicable Loan Maturity Date
                           (as defined therein) or (ii) as of any date, an Event of Default under (and as defined in) such Affiliated Party Credit Agreement has occurred and is continuing (other than an Event of Default solely in respect of an Affiliated Party Post-Amendment Loan), then the amount of such estimated deficiency (herein, the "Pre-Amendment Asset Pool Shortfall Amount") shall be paid:

                           (a) first, from Asset Pool Proceeds (as defined herein) collected with respect to other Asset Pools financed with Pre-Amendment Loans as provided in Section 2.8(g) of this Agreement;

                           (b) second, from Asset Pool Proceeds (as defined in any Affiliated Party Credit Agreement) collected with respect to any Affiliated Party Asset Pool financed by means of an Affiliated Party Pre-Amendment Loan under any Affiliated Party Credit Agreement as provided in Section 2.8(g) thereof (or such equivalent section), which amounts so paid shall constitute a subordinated loan from the applicable Affiliated Party to the Borrower, and shall bear interest (accruing in accordance with Section 2.4 only from the date of such payment) and be repaid only as provided in Section 2.8(i) hereof (each, an "Affiliate Subordinated Loan"); and

                           (c) third, from the Borrower's own funds (and not from borrowed money) and any amount so paid shall be treated hereunder as an Asset Pool Equity Contribution on behalf of the Borrower for the Asset Pool for which such payment was made, which amounts so paid shall bear interest (accruing in accordance with Section 2.4 only from the date of such payment) and be repaid only as provided in Section 2.8(i) hereof."

                  (n) A new Section 2.10 shall be added to the Credit Agreement, to read as follows:

                           "Section 2.10 Asset Pool Shortfalls for
                           Post-Amendment Loans. If (a)(i) as of any date on or after six (6) months following the Borrowing Date with respect to an Asset Pool acquired by means of a Post-Amendment Loan, the Asset Pool Proceeds received through such date with respect to such Asset Pool are less than eighty percent (80%) of the projected Asset Pool Proceeds to be received through such date (as set forth in the bid package submitted by the Borrower as part of the Borrowing Request for such Asset Pool), and the Lender determines that, in its reasonable judgment, the remaining Asset Pool Proceeds projected to be received and applied to the related Loan will be insufficient to repay the related Loan and all accrued interest thereon at the applicable Loan Maturity Date, or (ii) as of any date, an Event of Default (other than an Event of Default solely in respect of a Pre-Amendment Loan), or (b) in connection with any Affiliated Party Credit Agreement (i) as of any date on or after six (6)




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                           months following the Borrowing Date under (and as
                           defined in) such Affiliated Party Credit Agreement with respect to an Affiliated Party Asset Pool financed by means of an Affiliated Party Post-Amendment Loan, the Asset Pool Proceeds (as defined therein) received through such date with respect to such Affiliated Party Asset Pool are less than eighty percent (80%) of the projected Asset Pool Proceeds (as defined therein) to be received through such date (as set forth in the bid package submitted by the applicable Affiliated Party as a part of the Borrowing Request under (and as defined in) such Affiliated Party Credit Agreement for such Affiliated Party Asset Pool) and the Lender determines that, in its reasonable judgment, the remaining Asset Pool Proceeds (as defined therein) projected to be received and applied to such Affiliated Party Post-Amendment Loan will be insufficient to repay such Affiliated Party Post-Amendment Loan and all accrued interest thereon on the applicable Loan Maturity Date (as defined therein) or (ii) as of any date, an Event of Default under (and as defined in) such Affiliated Party Credit Agreement has occurred and is continuing (other than an Event of Default solely in respect of an Affiliated Party Pre-Amendment Loan), then the amount of such estimated deficiency (herein, the "Post-Amendment Asset Pool Shortfall Amount") shall be paid:

                             (a) first, from Asset Pool Proceeds (as defined herein) collected with respect to other Asset Pools financed with Post-Amendment Loans as provided in Section 2.8(g) of this Agreement;

                             (b) second, from Asset Pool Proceeds (as defined in any Affiliated Party Credit Agreement) collected with respect to any Affiliated Party Asset Pool financed by means of an Affiliated Party Post-Amendment Loan under any Affiliated Party Credit Agreement as provided in Section 2.8(g) thereof (or such equivalent section), which amounts so paid shall constitute an Affiliate Subordinated Loan and shall bear interest (accruing in accordance with Section 2.4 only from the date of such payment) and be repaid only as provided in Section 2.8(i) hereof; and

                             (c) third, from the Borrower's own funds (and not from borrowed money) and any amount so paid shall be treated hereunder as an Asset Pool Equity Contribution on behalf of the Borrower for the Asset Pool for which such payment was made, which amounts so paid shall bear interest (accruing in accordance with Section 2.4 only from the date of such payment) and be repaid only as provided in
                                    Section 2.8(i) hereof."

                  (o) Notwithstanding anything to the contrary contained in Subsections 6.1(a) and (b), the Borrower shall be deemed to comply with all financial reporting obligations with respect to NCO Group, Inc. contained in such Subsections if the Borrower furnishes to the Lender financial statements of NCO Group, Inc. in the form filed with NCO Group, Inc.'s Form 10-K and Form 10-Q filings with the SEC promptly after the filing thereof.




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                  (p)      The first part of the first sentence of Section 6.7
                           shall be modified to read:

                           "Section 6.7 Special Purpose Entity. The Borrower will (a) own no assets, and not engage in any business, other than the assets and transactions specifically contemplated by the Loan Documents, (b) not incur any indebtedness or obligation, secured or unsecured, direct or indirect, absolute or contingent, other than as contemplated hereby and in connection with an Affiliated Subordinated Loan pursuant to an Affiliated Party Credit Agreement or the Exclusivity Agreement, (c) ....."


                  (q) Subsection 8.1(r) is hereby deleted and restated in its entirety to read:


                           "(r) an Event of Default shall occur under any of the Affiliated Party Credit Agreements;"

                           Notwithstanding anything to the contrary contained in the Credit Agreement, (i) if an Event of Default exists under Subsection 8.1(r) and such Event of Default solely relates to an Affiliated Party Pre-Amendment Loan, then Lender shall only be permitted to exercise its post-default remedies under and in connection with the Credit Agreement with respect to Pre-Amendment Loans, and (ii) if an Event of Default exists under Subsection 8.1(r) and such Event of Default solely relates to an Affiliated Party Post-Amendment Loan, then Lender shall only be permitted to exercise its post-default remedies under and in connection with the Credit Agreement with respect to Post-Amendment Loans; provided, however, that if an Event of Default exists under Subsection 8.1(r) and such Event of Default is of a general nature (i.e., such Event of Default does not solely relate to pre-amendment loans or post-amendment loans under an Affiliated Party Credit Agreement), then Lender shall be permitted to exercise any or all of its post-default remedies under and in connection with the Credit Agreement with respect to Pre-Amendment Loans, Post-Amendment Loans or otherwise.

                  (r) Notwithstanding anything to the contrary contained in the Credit Agreement or the other Loan Documents, (i) Asset Pools (and related Loan Collateral) financed with the proceeds of Pre-Amendment Loans shall only secure and constitute collateral for Obligations arising out of or related to Pre-Amendment Loans and Affiliated Party Pre-Amendment Loans, and (ii) Asset Pools (and related Loan Collateral) financed with the proceeds of Post-Amendment Loans shall only secure and constitute collateral arising out of or related to Post-Amendment Loans and Affiliated Party Post-Amendment Loans; provided, however, that Obligations of a general nature (including, without limitation, expense reimbursement and indemnification obligations) shall be secured by all Asset Pools (and related Loan Collateral).




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

                  (s) Exhibit A to the Credit Agreement, the form of Borrowing Request and Acceptance, shall be modified as follows:

                           The Re: line on the form of Borrowing Request and Acceptance shall read, "Request for Loan under our Credit Agreement with you dated as of November 26, 2002, as amended (the "Credit Agreement")."

                           The second full paragraph of the form of Borrowing Request and Acceptance shall read, " Pursuant to
                           Section 2.1 of the Credit Agreement, we hereby request that you make a Loan in the amount of $_________, subject to interest at the applicable Floating Rate, which amount is ________ % of the Total Cost of the Asset Pool. Our Asset Pool Equity Contribution with respect to the Asset Pool will be $ ___________, which is ____% of the Total Cost of the Asset Pool."

         3.       Miscellaneous

                  (a) The Borrower agrees that it will promptly execute and deliver to the Lender all such documents and instruments and will take such other actions as the Lender may reasonably request from time to time in order to carry out the provisions and purposes hereof. Without limiting the generality of the foregoing, the Borrower agrees to execute and deliver, and the Lender agrees to accept, promptly after the date hereof amended and restated replacement Notes in respect of the Loans reference in the letter of intent, dated as of June 22, 2005, between Borrower and Lender, which replacement Notes shall amend the Loan Maturity Dates with respect to such Loans as described in such letter of intent.

                  (b) Except as amended hereby, the provisions of the Credit Agreement shall remain in full force and effect. To the extent any existing provision of the Credit Agreement is not expressly amended hereby but is manifestly at odds with the intent of this Amendment, such existing provision shall be construed so as to give maximum effect to the overall intention of this Amendment. After the effective date hereof, all references in the Loan Documents to the "Credit Agreement" shall be deemed to refer to the Credit Agreement as amended hereby, representing the entire expression of the parties with respect to the subject matter hereof on the date this Amendment is executed. The Credit Agreement, as amended hereby, may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties. No modification, rescission, waiver, release or amendment of any provision of this Amendment shall be made, except by a written agreement signed by the Borrower and the Lender.




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

                  (c) This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each complete set of which, when so executed and delivered by all parties, shall be an original, but all of such counterparts shall together constitute but one and the same instrument.

                  (d) The execution of this Amendment shall not be deemed to be a waiver of any Default or Event of Default that may exist under the Credit Agreement or an Event of Default under the Servicing Agreement.

                  (e) This Amendment shall be governed by the substantive laws (other than conflict laws) of the State of Minnesota.

                  (f) Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment or the Credit Agreement or the Servicing Agreement and the effect thereof shall be confined to the provisions so held to be invalid or unenforceable.

                  (g) The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

                                            NCOP CAPITAL, INC.

                                            By:  ____________________________
                                                 Name:  _____________________
                                                 Title: _____________________


                                            CFSC CAPITAL CORP. XXXIV

                                            By:  ____________________________
                                                 Name:  _____________________
                                                 Title: _____________________













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